 Exhibit 5(a)

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

September 14, 2026

Sysco Holdings Corporation

Sysco Corporation
1390 Enclave Parkway
Houston, Texas 77077-2099

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of (i) Sysco Corporation, a Delaware corporation, (ii) Sysco Holdings Corporation, a Delaware corporation ( “Sysco Holdings”), and (iii) certain direct and indirect subsidiaries of Sysco Corporation named therein as guarantors (collectively, the “Subsidiary Guarantors”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:

1.            the following securities of Sysco Corporation (together, the “Sysco Corporation Securities”):

A.	senior debt securities (the “Sysco Corporation Senior Debt Securities”) and subordinated debt securities (the “Sysco Corporation Subordinated Debt Securities” and, together with the Sysco Corporation Senior Debt Securities, the “Sysco Corporation Debt Securities”);

B.	shares of preferred stock (including shares issued upon conversion of the Sysco Corporation Debt Securities) of Sysco Corporation, par value $1.00 per share (the “Sysco Corporation Preferred Stock”);

C.	shares of common stock (including shares issued upon conversion of the Sysco Corporation Debt Securities or Sysco Corporation Preferred Stock) of Sysco Corporation, par value $1.00 per share (the “Sysco Corporation Common Stock”); and

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D.	guarantees of Sysco Holdings Debt Securities (as defined below) (the “Sysco Corporation Guarantees”);

2.             the following securities of Sysco Holdings (together, the “Sysco Holdings Securities”):

A.	senior debt securities (the “Sysco Holdings Senior Debt Securities”) and subordinated debt securities (the “Sysco Holdings Subordinated Debt Securities” and, together with the Sysco Holdings Senior Debt Securities, the “Sysco Holdings Debt Securities”); and

B.	guarantees of Sysco Corporation Debt Securities (the “Sysco Holdings Guarantees”);

3.             the following securities of the Subsidiary Guarantors:

A.	guarantees of the Sysco Corporation Debt Securities and the Sysco Holdings Debt Securities (the “Subsidiary Guarantees” and, together with the Sysco Corporation Guarantees and the Sysco Holdings Guarantees, the “Guarantees”).

The Sysco Corporation Securities, the Sysco Holdings Securities and the Subsidiary Guarantees (together, the “Securities”) are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Sysco Corporation Senior Debt Securities, the Sysco Holdings Senior Debt Securities and the related Guarantees are to be issued under either (a) the base indenture, dated as of June 15, 1995 (as supplemented, the “Existing Senior Debt Indenture”), between Sysco Corporation and First Union National Bank of North Carolina, as trustee or (b) a base indenture to be entered into by and among Sysco Corporation, Sysco Holdings, the Subsidiary Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (“USBNA”), in each case, as supplemented by a supplemental indenture to be entered into by and among Sysco Corporation and/or Sysco Holdings, the Subsidiary Guarantors party thereto and the applicable trustee (in each case, as supplemented, a “Senior Debt Indenture”).

The Sysco Corporation Subordinated Debt Securities, the Sysco Holdings Subordinated Debt Securities and the related Guarantees are to be issued under either (a) a base indenture to be entered into by and among Sysco Corporation and a trustee named therein or (b) a base indenture to be entered into by and among Sysco Corporation, Sysco Holdings, the Subsidiary Guarantors party thereto and the USBNA, in each case, as supplemented by a supplemental indenture to be entered into by and among Sysco Corporation and/or Sysco Holdings, the Subsidiary Guarantors party thereto and the USBNA (as supplemented, a “Subordinated Debt Indenture” and, together with each of the Senior Debt Indentures, the “Indentures”).

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In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.                  the Registration Statement; and

2.                  the Indentures (including the form of Securities included therein) attached as Exhibits 4(a), 4(b), 4(c) and 4(d) to the Registration Statement.

In addition, we have examined (i) such corporate and limited liability company records of Sysco Corporation, Sysco Holdings and each Subsidiary Guarantor, organized in the State of Delaware or California that we have considered appropriate, including a copy of the certificate of incorporation, by-laws, certificate of formation, limited liability company agreement or operating agreement, in each case as amended, of Sysco Corporation, Sysco Holdings and each such Subsidiary Guarantor, as applicable, certified by Sysco Corporation, Sysco Holdings and each such Subsidiary Guarantor as in effect on the date of this letter, and copies of resolutions of the board of directors, managers, or other equivalent governing body of Sysco Corporation, Sysco Holdings and such Subsidiary Guarantors, as applicable, relating to the issuance of the Securities certified by Sysco Corporation, Sysco Holdings and each Subsidiary Guarantor, as applicable, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of Sysco Corporation, Sysco Holdings and the Subsidiary Guarantors made in the documents reviewed by us and upon certificates of public officials and the officers of Sysco Corporation, Sysco Holdings and the Subsidiary Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Existing Senior Debt Indenture has been, and the Indentures other than the Existing Senior Debt Indenture will be, duly authorized, executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement, and the Indentures will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) any other agreement entered into, or officer’s certificates, resolutions of board of directors, board of managers or other equivalent governing body, as applicable, delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than Sysco Corporation, Sysco Holdings and Subsidiary Guarantors), (iv) the Operative Agreements will be governed by the laws of the State of New York, (v) each Subsidiary Guarantor that is not incorporated or organized in the State of Delaware or California (collectively, the “Non-Delaware/CA Entities”) is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (vi) each Non-Delaware/CA Entity has all corporate or limited liability company power and authority, as applicable, to execute and deliver, and perform its obligations under, the Operative Agreements and the Securities, (vii) the execution, delivery and performance of the Operative Agreements and the Securities by each Non-Delaware/CA Entity does not violate any organizational documents of such Non-Delaware/CA Entity or the laws of its jurisdiction of incorporation and (viii) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which Sysco Corporation, Sysco Holdings or any of the Subsidiary Guarantors is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over Sysco Corporation, Sysco Holdings or any of the Subsidiary Guarantors.

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With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of Sysco Corporation, Sysco Holdings and the Subsidiary Guarantors, the laws of the State of New York and their jurisdictions of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Sysco Corporation Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Sysco Corporation Preferred Stock will have been duly authorized by Sysco Corporation and filed with the Secretary of State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by Sysco Corporation, Sysco Holdings or the Subsidiary Guarantors, as applicable, and, in the case of the Sysco Corporation Debt Securities and Sysco Holdings Debt Securities, duly authenticated or delivered by the applicable trustee, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.                  When the specific terms of a particular issuance of the Sysco Corporation Debt Securities (including any Sysco Corporation Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by Sysco Corporation and such Sysco Corporation Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Sysco Corporation Debt Securities will constitute legal, valid and binding obligations of Sysco Corporation enforceable against Sysco Corporation in accordance with their terms.

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2.                  When the specific terms of a particular issuance of the Sysco Holdings Debt Securities (including any Sysco Holdings Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by Sysco Holdings and such Sysco Holdings Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Sysco Holdings Debt Securities will constitute legal, valid and binding obligations of Sysco Holdings enforceable against Sysco Holdings in accordance with their terms.

3.                  Upon due authorization by Sysco Corporation of the issuance and sale of shares of a series of Sysco Corporation Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Sysco Corporation Preferred Stock will be validly issued, fully paid and non-assessable.

4.                  Upon due authorization by Sysco Corporation of the issuance and sale of Sysco Corporation Common Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Sysco Corporation Common Stock will be validly issued, fully paid and non-assessable.

5.                  When the specific terms of a particular issuance of Sysco Holdings Debt Securities and any related Sysco Corporation Guarantees have been duly authorized by Sysco Holdings and Sysco Corporation and such Securities have been duly executed, authenticated, issued and delivered, such Sysco Corporation Guarantees will constitute legal, valid and binding obligations of Sysco Corporation enforceable against Sysco Corporation in accordance with their terms.

6.                  When the specific terms of a particular issuance of Sysco Corporation Debt Securities and any related Sysco Holdings Guarantees have been duly authorized by Sysco Corporation and Sysco Holdings and such Securities have been duly executed, authenticated, issued and delivered, such Sysco Holdings Guarantees will constitute legal, valid and binding obligations of Sysco Holdings enforceable against Sysco Holdings in accordance with their terms.

7.                  When the specific terms of a particular issuance of the Sysco Corporation Debt Securities or Sysco Holdings Debt Securities and any related Subsidiary Guarantees have been duly authorized by Sysco Corporation or Sysco Holdings, as the case may be, and the relevant Subsidiary Guarantors and such Securities have been duly executed, authenticated, issued and delivered, such Subsidiary Guarantees will constitute legal, valid and binding obligations of each relevant Subsidiary Guarantor enforceable against each such Subsidiary Guarantor in accordance with their terms.

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The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York, the Delaware General Corporation Law, the Limited Liability Company Act of the State of Delaware and the General Corporation Law of the State of California. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP